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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Starbase Corporation on Form S-8 of our report dated June 27, 2000, appearing in the Annual Report on Form 10-K of Starbase Corporation for the year ended March 31, 2000.


DELOITTE & TOUCHE LLP

Costa Mesa, California
May 4, 2001